Exhibit 99.1
Tenet to Sell Two Hospitals and Enter into a Revenue Cycle Services Partnership with Adventist Health
Tenet announces agreement to sell San Luis Obispo County hospitals and related operations as well as a new health system partnership for Conifer Health Solutions

DALLAS—February 29, 2024 —Tenet Healthcare Corporation (NYSE: THC) has entered into a definitive agreement with Adventist Health for the sale of two Tenet hospitals and related operations in San Luis Obispo County. Tenet also announced its Conifer Health Solutions subsidiary will enter into an agreement to provide revenue cycle services for Adventist Health.
The transaction will include Sierra Vista Regional Medical Center and Twin Cities Community Hospital, as well as affiliated physician practices and other related operations. The agreement is for approximately $550 million (after-tax proceeds of approximately $450 million).
For the year ended December 31, 2023, the two hospitals and related operations included in the sale generated revenues of approximately $337 million, pre-tax income of approximately $25 million and Adjusted EBITDA of approximately $38 million, excluding depreciation and amortization expense of approximately $13 million. The company estimates recording a pre-tax book gain of approximately $275 million as a result of this anticipated transaction.
The transaction is expected to be completed in the spring of 2024, subject to customary regulatory approvals, clearances, and closing conditions.
Additionally, Conifer Health Solutions will enter into a strategic partnership with Adventist Health to provide hospital and physician revenue cycle services. Conifer to provide services for over $3.5 billion in net revenue and deliver its best-in-class revenue cycle capabilities to enable Adventist Health to optimize cashflow performance and enhance patient engagement. Conifer looks forward to delivering its advanced technologies and AI-driven workflows to support Adventist Health’s revenue cycle strategies and performance.
“Adventist Health is a prominent healthcare system with a commitment to compassionate care and serving the communities of San Luis Obispo County,” said Saum Sutaria, M.D., Chairman and CEO, Tenet Healthcare. “Furthermore, our revenue cycle services partnership will enable our organizations to apply new innovations to optimize the patient experience.”
About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates or has ownership interests in more than 480 ambulatory surgery centers and surgical hospitals. We also operate 58 acute care and specialty hospitals, approximately 160 other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers, and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Cautionary Statement

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2023, and other filings with the Securities and Exchange Commission.

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Investor Contact: Will McDowell 469-893-2387 william.mcdowell@tenethealth.com	Media Contact: Robert Dyer 469-893-2640 mediarelations@tenethealth.com